Exhibit 10.6

                              CONSULTING AGREEMENT

THIS AGREEMENT is made effective this 1st day of April, 2004.

BETWEEN:

     MIDNET (CANADA) INC, a body incorporated under the laws of Canada, having its head office at 300-1055 W. Hastings St., Vancouver BC, V6E 2E9

     (hereinafter called the "Company")
                                        OF THE FIRST PART

AND:

     CURTIS STAPLES (DBA - X2Y CONSULTING SERVICES), Executive, of - 315-3495 Cambie Street Vancouver, BC V5Z 4R3

     (hereinafter called the "Consultant")

                                        OF THE SECOND PART

WHEREAS:

A.   The Consultant is a business executive and strategic planner;

B. The Company is desirous of retaining the services of the Consultant, and the Consultant has agreed to serve the Company as an independent Consultant serving as the Company's Executive VP Business Development upon the terms and conditions hereinafter set forth;

     FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

SECTION 1 - SERVICES

       1.01 Subject to sections 2, 3 and 10 hereof and to the control and direction of the COO of the Company, the Company hereby retains the Consultant to provide the overall Sales and Marketing message for the Middle Network and Sales in the Media Sector (the "Services") to the Company, and the Consultant covenants and agrees to provide the "Services" to the Company.

       1.02 The Consultant shall use the Consultant's best efforts, working time, attention and ability in the performance of the Services. Furthermore, the Consultant agrees that he shall not provide Services to any other competitive third party during the term of this Agreement.

       1.03 During the Term, the Consultant shall provide the "Services" to the Company in a timely manner.

SECTION 2 - TERM OF CONTRACT

       2.01 The term of this Agreement (the "Term") shall commence April 1, 2004 and will be ongoing until severed by mutual agreement, or terminated as set out in section 5.

SECTION 3 - COMPENSATION

       3.01 During the term of this Agreement, MidNet shall pay, on a timely basis, the Consultant a fee (the "Fee") of $7,000.00 CDN per month against invoices for services provided to the Company and performed by the Consultant during the respective calendar month. The Consultant accepts the amount specified as payment in full for all services to be provided by the Consultant and Consultant's employees.

       3.02 On behalf of the Consultant and the Consultant's employees, the Consultant hereby waives any claim for step-up fees, bonus, benefits [eg. dental, medical, disability, life insurance, company pension], vacation pay, holiday pay or other additional remuneration or compensation whatsoever, except as otherwise agreed to from time to time.

       3.03 The Consultant shall invoice MidNet on a monthly basis in advance for services rendered.

       3.04 The Consultant shall be reimbursed, on a timely basis, for all out-of-pocket expenses actually and properly incurred by him in connection with his provision of "Services" hereunder. For all such expenses the Consultant shall furnish to the Company statements and vouchers as and when required and will bill the Company at cost at the end of each month.

       3.05 The Consultant shall be responsible for the payment of his own taxes on income and other remittances as shall be required by any governmental entity with respect to the "Fee" and/or expenses paid by the Company to or on behalf of the Consultant.

       3.06 The Consultant shall indemnify and hold MidNet Inc. harmless from and against any and all taxes, interest, penalties, claims, liabilities, damages or expenses incurred directly or indirectly by MidNet Inc. and arising from or with respect to any failure by MidNet Inc. to withhold income taxes and / or any other legally required deductions from any amounts paid to or in respect of the Consultant or the Consultant's employees

SECTION 4 - INTELLECTUAL PROPERTY / CONFIDENTIALITY

       4.01 The Consultant shall not, either during the Term or at any time reasonable thereafter, disclose the private affairs of the Company, or any secrets of the Company to any person other than the Directors of the Company and shall not (either during the Term or at any reasonable time thereafter) use for the Consultant's own purposes, or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company.

       4.02 The Consultant shall well and faithfully serve the Company during the Term and, subject to section 10.01 hereof, use his best efforts to promote the interests of the Company.

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
SECTION 5 - TERMINATION

       5.01 This Agreement may be terminated by the Consultant at any time on thirty (30) days' prior written notice and by the Company on thirty (30) days prior written notice.

       5.02 After notice, the Company at its option, may waive the requirement that the Consultant continue to provide the Services during the applicable notice period or the Consultant, at his option, may discontinue providing the Services during the applicable notice period; but, in any event, the Company shall continue to pay the Fee during the applicable notice period. Thereafter, neither the Consultant nor the Company shall have any further obligations hereunder.

       5.03 In the event this Agreement is terminated by reason of default on the part of the Consultant, then at the request of the Board of Directors of the Company, the Consultant shall forthwith resign any position or office, which he then holds with the Company.

SECTION 6 - ASSIGNMENT

       6.01 The services to be performed by the Consultant pursuant hereto are personal in character, and except that the Consultant shall be at liberty to assign this Agreement, with notice, to a company controlled by him, neither this Agreement nor any rights or benefits arising hereunder are assignable by the Consultant without the previous written consent of the Company.

       6.02 The provisions of this Agreement shall enure to the benefit of and be binding upon the Consultant, the Company and their respective successors and assigns. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity, which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Consultant or the Company, as the case may be.

SECTION 7 - NOTICE

       7.01 Any notice in writing required or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered or faxed to the Consultant or mailed by registered mail, postage prepaid, addressed to the Consultant at his address as shown on page 1 hereof. Any such notice mailed in Canada as aforesaid shall be deemed to have been received by the Consultant on the third business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be sufficiently given if delivered or faxed to the Company or mailed by registered mail, postage prepaid, addressed to the Company at its address as shown on page 1 hereof. Any such notice mailed in Canada as aforesaid shall be deemed to have been received by the Company on the third business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

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
SECTION 8 - INDEMNIFICATION

       8.01 MidNet shall indemnify, defend and hold harmless the Consultant and its employees against any and all claims, demands, suits, judgments, expenses incurred therein, attorneys' fees, damages and obligations arising out of the performance of the Consultant and its employees under this Agreement.

SECTION 9 - GOVERNING LAW

       9.01 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada and the parties hereby irrevocably attorn to the jurisdiction of the courts of such State for this purpose.

SECTION 10 - COMPLETE AGREEMENT

       10.01 If any provision, word or clause of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement which shall be fully severable, and this Agreement shall be construed and enforced without regard to such illegal, invalid or unenforceable provision. This Agreement constitute the entire agreement between the parties hereto in respect of the subject matter hereof and hereby supersedes any other such oral or written agreements between the parties.

       IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

MIDNET INC.
Per:

/s/ Tilo Kunz
----------------------------
Authorized Signatory

Tilo Kunz, COO
----------------------------
Print Name and Title


X2Y CONSULTING SERVICES,                       WITNESS: /s/ Peter Fentiman
                                                       -------------------------
                                                       Signature
Per:
/s/ Curtis Staples                             Print Name: Peter Fentiman
----------------------------                              ----------------------
Authorized Signature
                                               Address: 306-3680 Banff CRT
                                                       -------------------------
Curtis Staples - Principal
----------------------------                   Businessman
Print Name and Title                           ---------------------------------
                                               Occupation

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